UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2005

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On February 18, 2005, Gen-Probe Incorporated (“Gen-Probe”) entered into Amendment No. 6 to the Agreement dated June 11, 1998, with Chiron Corporation (“Chiron”), effective as of January 1, 2004 (the “Amendment”). The Amendment amends the Agreement dated June 11, 1998, between Gen-Probe and Chiron, that established a strategic alliance to develop and market Nucleic Acid Testing based products for the blood screening and clinical diagnostics markets (the “Agreement”). Pursuant to the Amendment, Gen-Probe and Chiron agreed to make certain changes and clarifications to their respective rights and obligations for revenue sharing and accounting relating to the TIGRIS instrument system with respect to blood screening products only.

     On February 18, 2005, Gen-Probe and Chiron also entered into the Modified Blood Screening Instrument – eSAS 2 Addendum Amending the Agreement entered into as of June 11, 1998, between Gen-Probe and Chiron, effective as of January 1, 2002 (the “Addendum”). Under the Addendum, Gen-Probe and Chiron have agreed upon a development plan pursuant to which Chiron plans to develop the eSAS 2 instrument. In addition, Chiron has the exclusive rights under the Addendum to manufacture and distribute the eSAS 2 instrument for use in the blood screening field, and Gen-Probe has the exclusive rights to manufacture and distribute the eSAS 2 instrument for use in the clinical diagnostics field. Gen-Probe also has the right under the Addendum to acquire from Chiron the exclusive rights to manufacture and distribute the eSAS 2 instrument in all fields upon the termination or expiration of the Addendum. The Addendum also sets forth the respective revenue sharing obligations of the parties for the distribution of the eSAS 2 instrument. The Addendum will expire upon the later of the end of the initial term of the Agreement or five years after the first commercial sale of the last new product developed during the initial term of the Agreement. Either party may terminate the Addendum for material breach by written notice to the other party of an uncured material breach by the other party. Chiron may terminate the Addendum at any time.

Forward-Looking Statements

     Any statements in this current release about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning intellectual property, future development, the potential of the blood screening and clinical diagnostics markets, payment of fees, and future growth are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that the parties may not develop or manufacture the eSAS 2 instrument as planned in accordance with the agreement; (ii) the risk that the TIGRIS instrument or eSAS 2 instrument markets may not grow as expected; and (iii) the risk that Gen-Probe may not be able to maintain its current corporate collaborations, including with Chiron, or enter into new ones. For additional information about risks and uncertainties Gen-Probe faces and a discussion of Gen-Probe’s financial statements, see documents filed with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: February 25, 2005		R. William Bowen
Vice President and General Counsel

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